UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 27, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On January 27, 2010, Independent Bank Corporation (the "Corporation"), filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission.  The Registration Statement was filed for the purpose of registering shares of the Corporation's common stock to be issued in connection with a proposed offer to exchange shares of common stock for shares of outstanding trust preferred securities issued by the Corporation's trust subsidiaries.

The Registration Statement discloses information regarding certain recent developments involving the Corporation and its business and financial results, including:

  In December of 2009, the Corporation's Board of Directors adopted resolutions that prohibit the Corporation from, among other things, paying any dividends on its common stock, its preferred stock, or its trust preferred securities without the prior approval of the Federal Reserve Board and the Michigan Office of Financial and Insurance Regulation.
  In December of 2009, the Board of Directors of Independent Bank, the Corporation's subsidiary bank (the "Bank"), adopted resolutions that, among other things, require the Bank to achieve and thereafter maintain a minimum ratio of Tier 1 capital to average assets of 8% and a minimum ratio of total risk based capital to risk weighted assets of 11%.  These resolutions were adopted in conjunction with discussions with the Bank's federal and state regulators and in response to issues highlighted in the most recent exam report issued by the Bank's primary federal regulator.  These resolutions may not be rescinded or materially modified without notice to such federal and state regulators.
  As required by the Board resolutions adopted by the Board of Directors of the Bank in December, the Corporation and the Bank adopted a comprehensive Capital Restoration Plan in January 2010.  The primary objective of the Capital Restoration Plan is to achieve the minimum capital ratios Board resolutions referenced above.  The Capital Restoration Plan outlines three primary capital raising initiatives designed to achieve the minimum capital ratios, which initiatives are described in the Registration Statement.
  Mepco Finance Corporation, a subsidiary of the Bank, expects to record an expense of at least $12.4 million in the fourth quarter of 2009 (in addition to the $6.0 million expense taken in the third quarter of 2009) related to the probable failure of its most significant counterparty. Mepco is actively working to reduce its credit exposure to this counterparty and minimize any loss associated with the counterparty's failure.  The failure of this counterparty and other events within the vehicle service contract industry will have other effects on the Corporation's consolidated financial results and condition, as Mepco's total earning assets are expected to decrease by 50% in 2010 and continue to decrease in 2011.  In addition, it is likely the Corporation will determine that the $16.7 million of goodwill associated with Mepco will be impaired at year end, resulting in a write off of all or substantially all of the goodwill.

The information set forth above is qualified in its entirety by the information in the Registration Statement.  This Current Report on Form 8-K may not contain all information set forth in the Registration Statement deemed material by investors. More detail regarding the matters summarized above is set forth under the "Recent Developments" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Registration Statement. That section also includes unaudited interim financial data as of, and for the two- and eleven-month periods ended, November 30, 2009.

Nothing set forth in this Current Report on Form 8-K shall be deemed an offer or a solicitation of an offer to exchange.  The Corporation may not complete the exchange offers referenced in the Registration Statement and issue the shares of common stock being registered until the Registration Statement is effective.

The information in the Registration Statement is not complete and may be changed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION

                                                                        (Registrant)

Date:  January 27, 2010                                              /s/ Robert N. Shuster

By:  Robert N. Shuster

Its:  Executive Vice President and

Chief Financial Officer